Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, as the same may be amended from time to time (this “Agreement”) is made and entered into as of the 31st day of July, 2012 (the “Effective Date”) by and among KILROY REALTY CORPORATION, a Maryland corporation (the “Company”) and and each of the persons and entities made a party to this Agreement pursuant to a written joinder agreement that references this Agreement (each, a “Unitholder”).
RECITALS
WHEREAS, pursuant to that certain Purchase Agreement effective as of February 14, 2012, as amended (the “Purchase Agreement”), among each Unitholder and the other tenant-in-common owners identified therein (collectively, “Seller”), as “Seller,” and KILROY REALTY, L.P., a Delaware limited partnership (the “Operating Partnership”), as “Buyer,” on and as of the Effective Date, (a) the Company is acquiring all right, title and interest of Seller in and to certain real property and related rights commonly known as “Sunset Media Tower” in Los Angeles, California, as more particularly described therein, and (b) each Unitholder is receiving Common Partnership Units (as defined below) in the Operating Partnership and being admitted as a Common Limited Partner (as defined below) under the Limited Partnership Agreement (as defined below), all as more particularly described in the Purchase Agreement and in the other documents and instruments executed and delivered by the applicable parties in connection therewith (collectively, the “Transactions”); and
WHEREAS, it is a condition to the “Closing” (as defined in the Purchase Agreement) of the Transactions that the Company enter into this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. The following capitalized terms, as used in this Agreement, have the following meanings:

“Agreement” shall have the meaning ascribed to it in the preamble to this Agreement.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.
“Common Partnership Units” means Common Partnership Units of the Operating Partnership issued pursuant to the Purchase Agreement, which may be redeemed with shares of Common Stock pursuant to the Limited Partnership Agreement.
“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” has the meaning set forth in the preamble to this Agreement.
“Effective Date” has the meaning set forth in the preamble to this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Shares” means the shares of Common Stock issued or issuable upon redemption of the Common Partnership Units.
“Existing Shelf Registration Statement” means the Company's registration statement on Form S-3, Commission File No. 333-153583.
“Holder” means any Person (including each Unitholder) who is the record or beneficial owner of any Registrable Security or any assignee or transferee of such Registrable Security (including assignments or transfers of Registrable Securities to such assignees or transferees as a result of the foreclosure on any loans secured by such Registrable Securities).
“Limited Partnership Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership of the Company, dated as of March 27, 2012, as the same may be further amended, modified, supplemented or restated from time to time, including, with respect to any Protected Partner and/or Guaranty Partner, pursuant to such Person's Joinder Agreement.
“Operating Partnership” has the meaning set forth in the recitals to this Agreement.
“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.
“Registration Deadline” has the meaning set forth in Section 2.1.
“Registration Expenses” has the meaning set forth in Section 3.3.
“Registrable Security” or “Registrable Securities” means Exchange Shares and any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Exchange Shares, unless and until such Exchange Shares or shares of Common Stock (i) have been sold or transferred by a Holder to another Person pursuant to an effective registration statement, (ii) have been sold by a Holder to another Person pursuant to the provisions of Rule 144, (iii) may be sold pursuant to Rule 144, or (iv) have been otherwise transferred in a transaction that would constitute a sale under the Securities Act and, in each such case, such shares may be resold without volume, manner of sale or other restrictions or conditions without subsequent registration under the Securities Act.
“Resale Prospectus” has the meaning set forth in Section 3.4.
“Resale Registration Statement” means any registration statement of the Company pursuant to which Registrable Securities held by the Holders may be offered and sold pursuant to the Securities Act under Rule 415 (or any successor provision) on a continuous and delayed basis, including the Existing Shelf Registration Statement. Resale Registration Statement shall include any prospectus or prospectus supplement that is part of such Resale Registration Statement and any document incorporated by reference therein.
“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulagated by the Commission.
“Rule 415” means Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulagated by the Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Selling Holder” means a Holder who holds Registrable Securities that may be offered and sold pursuant to a Resale Registration Statement.
“Unitholder” has the meaning set forth in the preamble to this Agreement.

ARTICLE II.
FILING OF PROSPECTUS SUPPLEMENT

Section 2.1 Prospectus Supplement to Existing Shelf Registration Statement. Subject to the provisions of Article III hereof, the Company will use commercially reasonable efforts to file with the Commission, not later than ten business days after the first (1st) anniversary of the Effective Date (the “Registration Deadline”), a prospectus supplement, or such supplemental materials as are then required by the rules and regulations of the Commission, to register the offer and sale by the Holders of all Registrable Securities pursuant to the Existing Shelf Registration Statement, and, if the Company, following use of its commercially reasonable efforts has been unable to file such supplement and/or materials by the Registration Deadline, then the Company shall continue to use its commercially reasonable efforts to file such supplement and/or materials until they have been filed with the Commission. Subject to the provisions of Article III hereof, the Company will use commercially reasonable efforts to cause the Existing Shelf Registration Statement to be continuously effective from the Registration Deadline until the first date on which all of the Registrable Securities cease to be Registrable Securities.

Section 2.2 New Resale Registration Statement. In the event the Company is unable to register the offer and sale by the Holders of all Registrable Securities pursuant to the Existing Shelf Registration Statement pursuant to Section 2.1 above, then, subject to the provisions of Article III hereof, the Company shall use commercially reasonable efforts to file as promptly as possible, a new Resale Registration Statement registering the offer and sale by the Holders of all Registrable Securities. The Company shall use its commercially reasonable efforts to cause such Resale Registration Statement to become effective as soon as practicable following its filing with the Commission. Subject to the provisions of Article III hereof, the Company will use commercially reasonable efforts to cause such Resale Registration Statement to be continuously effective from the date such Resale Registration Statement is declared effective until the first date on which all of the Registrable Securities cease to be Registrable Securities.

ARTICLE III.
REGISTRATION

Section 3.1 Registration Procedures. In connection with any Resale Registration Statement covering Registrable Securities:

(a)Each Holder agrees to provide within 10 days after receipt of a written request pursuant to Section 4.3 by the Company such information regarding the proposed distribution by such Holder of the Registrable Securities and all other information reasonably requested by the Company. If a Holder fails to deliver to the Company any such the requested information within such 10 day period, such Holder will not be entitled to the benefits of Section 2.1.

(b)Subject to Section 3.2 hereof, the Company will use commercially reasonable efforts to prepare and file with the Commission such amendments, supplements and additional Resale Registration Statements as may be necessary to comply with its obligations under Section 2.1.

(c)The Company will, if requested by any of the Holders, prior to filing any such Resale Registration Statement or prospectus, or any amendment or supplement thereto, furnish to each Selling Holder of the Registrable Securities covered thereby copies of such Resale Registration Statement or prospectus or amendment or supplement thereto as proposed to be filed and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

(d)The Company will promptly notify each Selling Holder of Registrable Securities covered by a Resale Registration Statement of any stop order issued or threatened by the Commission and take such commercially reasonable actions as may be required to prevent the entry of such stop order or to remove it if entered.

(e)The Company will use commercially reasonable efforts to register or qualify the Registrable Securities under such securities or blue sky laws of those jurisdictions in the United States (where an exemption is not available) as any Selling Holder reasonably (in light of the Selling Holder's intended plan of distribution) requests and will promptly notify any such requested Selling Holder of any stop order issued or threatened by any applicable state securities regulator or administrator and take such commercially reasonable actions as may be required to prevent the entry of any such stop order or to remove any such stop order if entered; provided, however, that the Company will not be required to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(f)The Company will use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed.

(g)The Company will promptly notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus, as amended and supplemented, so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances then existing, not misleading and promptly make available to each Selling Holder a reasonable number of copies of any such supplement or amendment.

Section 3.2 Material Developments; Suspension of Offering.

(a) Notwithstanding the provisions of Section 2.1 or any other provisions of this Agreement to the contrary, the Company shall not be required to file a Resale Registration Statement or prospectus, or any amendment or supplement thereto, or to keep any Resale Registration Statement effective if the negotiation or consummation of a transaction by the Company or any of its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Resale Registration Statement of material information which the Company (in the judgment of management of the Company) has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Resale Registration Statement could reasonably cause the Resale Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company (i) will promptly notify the Holders of Registrable Securities otherwise entitled to registration of the foregoing and (ii) may not delay, suspend or withdraw the Resale Registration Statement for such reason more than twice in any twelve (12) month period or three times in any twenty-four (24) month period or for more than ninety (90) days at any time. Upon receipt of any notice from the Company of the happening of any event during the period in which the Resale Registration Statement is effective which is of a type specified in the preceding sentence or as a result of which the Resale Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made not misleading, Holders agree that they will immediately discontinue offers and sales of the Registrable Securities under the Resale Registration Statement until they receive copies of a supplemental or amended prospectus that corrects the misstatements or omissions and receive notice that any post-effective amendment has become effective or until advised in writing by the Company that the prospectus, or any amendment or supplement thereto, may be used. If so directed by the Company, Holders will deliver to the Company or confirm in writing the destruction of any copies of the prospectus covering the Registrable Securities in their possession at the time of receipt of such notice.

(b) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3‑05 or Article 11 of Regulation S‑X under the Securities Act, upon written notice thereof by the Company to the Holders, the rights of the Holders to sell or distribute any Registrable Securities pursuant to any Resale Registration Statement or to require the Company to take action with respect to the registration of any Registrable Securities pursuant to this Agreement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3‑05 or Article 11 of Regulation S‑X to be included or incorporated by reference, as applicable, in any Resale Registration Statement and the Company shall notify the Holders as promptly as practicable when such suspension is no longer required. The Company's rights to suspend its obligations under this Section 3.2(b) shall be in additional to its rights under Section 3.2(a).
(c) Each Holder agrees to keep confidential the fact that the Company has exercised its rights under this Section 3.2 and all material facts and circumstances relating to such exercise until such information is made public by the Company; provided, however, a Holder may disclose any such material facts and circumstances if ordered to do so by a court of competent jurisdiction.

Section 3.3 Registration Expenses.

In connection with any registration of Registrable Securities required hereunder, the Company shall pay all the following registration expenses in connection with the registration (the “Registration Expenses”): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on each securities exchange on which the Common Stock is then listed, (vi) fees and disbursements of counsel for the Company and the independent public accountants of the Company, and (vii) the fees and expenses of any experts retained by the Company in connection with such registration. The Holders shall be responsible for the payment of any and all other expenses incurred by them in connection with the registration and sale of Registrable Securities, including, without limitation, brokerage and sales commissions, placement agent fees, discounts and commissions attributable to the Registrable Securities, fees and disbursements of counsel engaged by the Holders, and any transfer taxes relating to the sale or disposition of the Registrable Securities.
Section 3.4 Indemnification by the Company.
The Company agrees to indemnify and hold harmless each Holder, its partners, members, officers, directors, employees, representatives, and agents, and each Person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents and employees of each such controlling person, from and against any and all losses, claims, actions, damages, liabilities (joint or several), costs and expenses (including, without limitation, but subject to the provisions of Section 3.6 hereof, reasonable attorneys' fees and disbursements), to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, actions, damages, liabilities costs or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Resale Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus contained in a Resale Registration Statement (a “Resale Prospectus”), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by (i) any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for inclusion therein, or (ii) by the Selling Holder's breach of its obligations set forth in Section 3.1(a) or 3.2 of this Agreement; provided further, however, that the Company will not be liable in any case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission contained in a Resale Prospectus which was corrected in a supplement or amendment thereto if such claim is brought by a purchaser of Registrable Securities from the Selling Holder and the Selling Holder failed to deliver to such purchaser the supplement or amendment to the Resale Prospectus in a timely manner.
Section 3.5 Indemnification by Holders of Registrable Securities; Underwriting Agreement.
Each Selling Holder of Registrable Securities covered by a Registration Statement agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 3.4 from the Company to Selling Holders, but only to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any Resale Registration Statement or Resale Prospectus or any amendment or supplement thereto. Each Holder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on the same basis as that of the indemnification of the Company provided in this Section 3.5 or as otherwise provided pursuant to the terms of any underwriting agreement entered into by the Company and the Selling Holders. If request by the Company, each Selling Holder agrees that the right to include any of such Selling Holder's Registrable Securities in the Resale Registration Statement shall be contingent upon such Selling Holder entering into an underwriting agreement in customary form with one or more underwriters selected by the Company.
Section 3.6 Conduct of Indemnification Proceedings.
Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve the indemnifying party from any liability which it may have under the indemnity agreement provided in Section 3.4 or 3.5 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party adversely effects the rights and defenses available to the indemnifying party, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 3.4 or 3.5 above. If the indemnifying party so elects within a reasonable time after receipt of notice, the indemnifying party may assume the defense of the action or proceeding at the indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, based upon advice of legal counsel experienced in such matters, that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to separate counsel at the indemnifying party's expense, which counsel shall be chosen by the indemnified party and approved by the indemnifying party, which approval shall not be unreasonably withheld or delayed; provided further, that it is understood that the indemnifying party shall not be liable for the fees, charges and disbursements of more than one separate firm for all Holders with respect to a particular action or proceeding. If the indemnifying party does not assume the defense, after having received the notice referred to in the first sentence of this Section 3.6, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party; in that event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If an indemnifying party assumes the defense of an action or proceeding in accordance with this Section 3.6, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with that action or proceeding except as set forth in the second sentence of this Section 3.6. Unless and until a final judgment is rendered that an indemnified party is not entitled to the costs of defense under the provisions of this Section, the indemnifying party shall reimburse, promptly as they are incurred, the indemnified party's reasonable costs of defense.
Section 3.7 Contribution.
(a) If the indemnification provided for in Section 3.4 or 3.5 hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by indemnified party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and each indemnifying Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each indemnifying Selling Holder in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each indemnifying Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such indemnifying Selling Holder, and the Company's and the indemnifying Selling Holder's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the indemnifying Selling Holder breached this Agreement.

(b) The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 3.7(a). The amount paid or payable by an indemnifying party as a result of the losses, claims, damages or liabilities referred to in Sections 3.4 and 3.5 hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV.
MISCELLANEOUS

Section 4.1 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligation of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

Section 4.2 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented without the prior written consent of the Company and the Holders holding at least fifty-one percent (51%) of the then outstanding Registrable Securities. Any waiver or consents to the departure from the provisions of this Agreement must be in writing signed by the party against whom enforcement of such waiver or consent to departure is sought. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 4.3 Notices. All notices, demands, consents, approvals, requests or other communications given or made in connection with this Agreement shall be in writing and shall be deemed to have been given (a) if delivered by hand on the date of delivery or on the date delivery was refused by the addressee or (b) if delivered by certified mail or by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the return receipt or courier service confirms that acceptance of delivery was refused by the addressee), in each case as follows:

If to the Company, addressed to it at:
Kilroy Realty, L.P.
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attention: Mr. Jeffrey C. Hawken

Facsimile No.: (310) 481-6540
Telephone No.: (310) 481-8400

and to:
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, CA 90071-1560
Facsimile No: (213) 891 - 8763
Telephone No : (213) 891 - 8739
Attention: J. Scott Hodgkins

If to a Unitholder or Holder, addressed to it at at such address or fax number as such Unitholder or Holder shall have furnished to the Company in writing.
Section 4.4 Successors and Assigns. A Holder may transfer or assign, in whole or from time to time in part, to one or more Persons its rights hereunder in connection with the transfer of Registrable Securities by such Holder to such Person, provided that such Holder complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and the assignee executes a counterpart to this Agreement assuming all rights and obligations of a Holder hereunder.

Section 4.5 Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement. In order to expedite the execution and delivery of this Agreement by the parties hereto, signatures transmitted via facsimile or other electronic means may be used in place of original signatures on this Agreement. Each of the parties hereto intend to be bound by any signatures delivered via facsimile or other electronically transmitted means, and are aware that the other party will rely on any such facsimile or electronically transmitted signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

Section 4.6 Governing Law. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of California.

Section 4.7 WAIVER OF JURY TRIAL. SUBJECT TO THE MANDATORY ARBITRATION PROVISIONS OF SECTION 4.8, EACH OF THE PARTIES ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES AND THE STATE OF CALIFORNIA. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CONTROVERSY, DISPUTE OR CLAIM WHATSOEVER, (i) ARISING UNDER THIS AGREEMENT (OR ANY OTHER TRANSACTION DOCUMENT) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE TO THE EXTENT NOT COVERED BY THE MANDATORY ARBITRATION PROVISIONS IN SECTION 4.8 AND WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH PARTY HEREBY AGREES AND

CONSENTS THAT ANY SUCH CONTROVERSY, DISPUTE OR CLAIM WHATSOEVER TO THE EXTENT NOT COVERED BY THE MANDATORY ARBITRATION PROVISIONS IN SECTION 4.8 SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 4.8 ARBITRATION.

(a)EXCEPT AS PROVIDED IN SECTION 4.8(b) BELOW, ANY CONTROVERSY, DISPUTE OR CLAIM OF WHATSOEVER NATURE ARISING OUT OF, IN CONNECTION WITH, OR IN RELATION TO THE INTERPRETATION, PERFORMANCE OR BREACH OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, INCLUDING ANY CLAIM BASED ON CONTRACT, TORT OR STATUTE, SHALL BE DETERMINED BY FINAL, BINDING AND CONFIDENTIAL ARBITRATION CONDUCTED BEFORE A SINGLE ARBITRATOR AND ADMINISTERED BY JAMS, INC. OR ITS SUCCESSOR (“JAMS”) PURSUANT TO JAMS' STREAMLINED ARBITRATION RULES AND PROCEDURES IF THE AMOUNT IN CONTROVERSY IS $500,000 OR LESS, AND JAMS' COMPREHENSIVE ARBITRATION RULES AND PROCEDURES, IF THE AMOUNT IN CONTROVERSY IS MORE THAN $500,000, AND THE SOLE ARBITRATOR SHALL BE SELECTED IN ACCORDANCE WITH SUCH APPLICABLE RULES. ANY ARBITRATION HEREUNDER SHALL BE GOVERNED BY THE UNITED STATES ARBITRATION ACT, 9 U.S.C. 1-16 (OR ANY SUCCESSOR LEGISLATION THERETO), AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF. NEITHER THE PARTIES NOR THE ARBITRATOR SHALL DISCLOSE THE EXISTENCE, CONTENT OR RESULTS OF ANY ARBITRATION HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF ALL PARTIES; PROVIDED, HOWEVER, THAT ANY PARTY MAY DISCLOSE THE EXISTENCE, CONTENT OR RESULTS OF ANY SUCH ARBITRATION TO ITS PARTNERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND ACCOUNTANTS AND TO ANY OTHER PERSON TO WHOM DISCLOSURE IS REQUIRED BY APPLICABLE LAW, INCLUDING PURSUANT TO AN ORDER OF A COURT OF COMPETENT JURISDICTION. UNLESS OTHERWISE AGREED BY THE PARTIES, ANY ARBITRATION HEREUNDER SHALL BE HELD AT A NEUTRAL LOCATION SELECTED BY THE ARBITRATOR IN LOS ANGELES, CALIFORNIA. THE COST OF THE ARBITRATOR AND THE EXPENSES RELATING TO THE ARBITRATION (EXCLUSIVE OF ATTORNEYS' FEES AND COSTS) SHALL BE BORNE EQUALLY BY THE PARTIES TO SUCH CONTROVERSY, DISPUTE OR CLAIM UNLESS OTHERWISE SPECIFIED IN THE AWARD OF THE ARBITRATOR.

(b)THE PROVISIONS OF THIS SECTION 4.8 SHALL NOT APPLY TO ANY REQUEST OR APPLICATION FOR AN ORDER OR DECREE GRANTING ANY PROVISIONAL OR ANCILLARY REMEDY (SUCH AS A TEMPORARY RESTRAINING ORDER OR INJUNCTION) WITH RESPECT TO ANY RIGHT OR OBLIGATION OF A PARTY, AND ANY PRELIMINARY DETERMINATION OF THE UNDERLYING CONTROVERSY, DISPUTE, QUESTION OR ISSUE AS IS REQUIRED TO DETERMINE WHETHER OR NOT TO GRANT SUCH RELIEF. A FINAL AND BINDING DETERMINATION OF SUCH UNDERLYING CONTROVERSY, DISPUTE, QUESTION OR ISSUE SHALL BE MADE BY AN ARBITRATION CONDUCTED PURSUANT TO THIS SECTION 4.8 AFTER AN APPROPRIATE TRANSFER OR REFERENCE TO THE ARBITRATOR SELECTED PURSUANT TO THIS SECTION 4.8 UPON MOTION OR APPLICATION OF ANY PARTY TO HERETO. ANY ANCILLARY OR PROVISIONAL RELIEF WHICH IS GRANTED PURSUANT TO THIS CLAUSE (ii) SHALL CONTINUE IN EFFECT PENDING AN ARBITRATION DETERMINATION AND ENTRY OF JUDGMENT THEREON PURSUANT TO THIS SECTION 4.8.

Section 4.9 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 4.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 4.11 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

Section 4.12 Selling Holders Become Party to this Agreement. By asserting or participating in the benefits of registration of Registrable Securities pursuant to this Agreement, each Holder agrees that it or he will be deemed a party to this Agreement and be bound by each of its terms.

Section 4.13 Rule 144. The Company covenants that it will use commercially reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has filed such reports.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of Effective Date set forth above.
“COMPANY”
KILROY REALTY CORPORATION., a Maryland corporation

By:
Name:
Title:

By:
Name:
Title:

“UNITHOLDERs”
[See Separate Joinders]